EXHIBIT 24

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Philadelphia Suburban Corporation

We consent to incorporation by reference in the Registration Statements on Form S-8 (1994 Employee Stock Purchase Plan No. 033-52557), (1988 Stock Option No.33-27032), (1982 Stock Option Plan No.2-81757); Post-Effective Amendment
No. 1 on Form S-3 (Dividend Reinvestment and Optional Stock Purchase Plan) to Form S-3 (No. 33-26791) and to Form S-2 (No. 33-26792); and on Post-Effective Amendment No. 2 on Form S-3 (Customer Stock Purchase Plan) to
Form S-2 (No. 33-54292) of Philadelphia Suburban Corporation of our report dated February 1, 1994, related to the consolidated balance sheets of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income and cash flows for each of the years in the three-year period ended December 31, 1993, which report is incorporated by reference in the December 31, 1993 Annual Report on Form 10-K of Philadelphia Suburban Corporation.

                                          KPMG PEAT MARWICK

Philadelphia, Pennsylvania
March 29, 1994